                                                                     Exhibit 6.3


                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                            San Diego, California 92101

                                    July 24, 1998

Nicholas-Applegate Securities
600 West Broadway
San Diego, CA 92101

Ladies and Gentlemen:

          This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended to delete all series A, B, C and Qualified Portfolios therefrom. This will further confirm that all Institutional Portfolio series have been renamed to substitute the phrase "Fund" for the phrase "Institutional Portfolio," and that such series now have Class A, B, C, Q and I shares, all of which are covered by the Distribution Agreement.

          In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,



E. Blake Moore, Jr.
Secretary


AGREED:
Nicholas-Applegate Securities



------------------------------
E. Blake Moore, Jr.
Secretary

                                      EXHIBIT A


Nicholas-Applegate Core Growth Fund
Nicholas-Applegate Large Cap Growth Fund
Nicholas-Applegate Mini Cap Growth Fund
Nicholas-Applegate Emerging Growth Fund
Nicholas-Applegate Income & Growth Fund
Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate Worldwide Growth Fund
Nicholas-Applegate International Growth Fund
Nicholas-Applegate Emerging Countries Fund
Nicholas-Applegate Global Growth & Income Fund
Nicholas-Applegate International Small Cap Growth Fund
Nicholas-Applegate Money Market Fund
Nicholas-Applegate Value Fund
Nicholas-Applegate High Yield Bond Fund
Nicholas-Applegate Strategic Income Fund
Nicholas-Applegate Short-Intermediate Fixed Income Fund
Nicholas-Applegate Fully Discretionary Fixed Income Fund
Nicholas-Applegate Global Blue Chip Fund
Nicholas-Applegate Emerging Markets Bond Fund
Nicholas-Applegate Pacific Rim Fund
Nicholas-Applegate Greater China Fund
Nicholas-Applegate Latin America Fund
Nicholas-Applegate Global Technology Fund